EXHIBIT 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS SECOND QUARTER NET INCOME OF
$1.4 MILLION OR $0.17 PER DILUTED SHARE

COMPANY ANNOUNCES EXPENSE MANAGEMENT INITIATIVES EXPECTED
TO PROVIDE ANNUAL SAVINGS UP TO $1.3 MILLION IN 2013

ALBANY, Ga. (July 25, 2012) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended June 30, 2012.  Highlights of the Company's results for the second quarter 2012 include:

•	Net income of $1.4 million or $0.17 per diluted share compared with a net loss of $481,000 or $0.06 per diluted share for the second quarter of 2011;
•
Excluding special items for each quarter, net income was $1.4 million or $0.17 per diluted share for 2012 versus a net loss of $96,000 or $0.01 per diluted share for 2011 (see reconciliation of non-GAAP items);

•	The successful completion of a previously announced branch acquisition in Auburn, Alabama, adding $12.2 million in loans and $18.7 million in deposits;
•	Loan growth for the quarter, excluding loans acquired through FDIC-assisted acquisitions, of $51.7 million or 11%;
•	A decrease in loans acquired through FDIC-assisted acquisitions of $10.3 million or 9% for the quarter;
•	An increase in provision for non-FDIC acquired loan losses of $50,000 to $750,000 for the second quarter of 2012 compared with the same quarter for 2011;
•	Provision expense of $341,000 for FDIC-acquired loan losses;
•	A decrease in net charge-offs to 0.23% for the second quarter of 2012 compared with 0.26% for the second quarter of 2011 and 0.24% for the first quarter of 2012; and
•
A decline in nonperforming assets (NPAs) to total assets, excluding assets acquired in FDIC-assisted acquisitions, to 1.08% at the end of the second quarter of 2012 from 1.17% at the end of the second quarter of 2011 and 1.27% at the end of the first quarter of 2012.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "We are pleased to report continued improvement in our operating results, which reflect the impact of significant organic loan growth, successful expense management efforts, and ongoing acquisition and expansion activities.  Noninterest expense declined on a linked-quarter basis and has remained essentially level for three consecutive quarters, illustrating our commitment to expense management. Regarding acquisitions, we were pleased to complete our previously announced acquisition during the quarter of a branch in Auburn, Alabama, marking our entry into another growth market to further expand our franchise."

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HBOS Reports Second Quarter 2012 Results

July 25, 2012

In closing, Dorminey added, "Over the past few years, our company has experienced significant growth and has invested heavily in our infrastructure to support expansion and capitalize on emerging opportunities across our market footprint.  At this point, with a strong leadership team in place to pursue these dual objectives, we continue to increase our focus on creating efficiencies in our operations and managing our expenses in light of our customers' needs and prevailing business conditions.  Accordingly, we are pleased to see that noninterest expense has stabilized, and we remain committed in our efforts to further reduce these expenses across the Company in coming quarters to enhance the Company's performance and build stockholder value, without compromising our commitment to maintaining what we believe is the best customer service in our markets."

Expense Management Initiatives

In the second half of 2012, the Company will pursue several expense management initiatives.  Among these, the Company has offered an early retirement program to certain employees.  It is expected that the one-time pre-tax cost of this early retirement program will be between $500,000 and $800,000 in the third quarter; however, the Company expects to realize annual savings of approximately $500,000 to $800,000 per year as a result.  The Company also is terminating its Director’s and Supplemental Executive Retirement Plans.  Under these plans, the current participants are fully vested in their benefits.

Additionally, the Company plans to close two branches that it acquired in FDIC-assisted acquisitions.  The Company intends to close its branch in Collins, Georgia, which was acquired as part of the acquisition of The Tattnall Bank in 2009, and its branch in Guyton, Georgia, which was acquired as part of the acquisition of the Citizens Bank of Effingham in 2011.  Combined, these branches have loans of approximately $5 million and deposits of $13 million.  The Company expects that it will not experience a material reduction in customer relationships in these areas and will seek to service these customers from nearby branches.  The Company expects these branches to close in the fourth quarter of 2012, subject to customary regulatory conditions, and anticipates expense savings of approximately $500,000 per year related to these closures.

Capital Initiatives

The Company's estimated total risk-based capital ratio at June 30, 2012, was 19.6%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 11.2% as of June 30, 2012.

Looking ahead, the Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.  Accordingly, stock buybacks and dividend growth in the future will reflect largely the Company's future earnings power, rather than a return of capital to stockholders.

During the second quarter of 2012, the Company repurchased approximately 179,000 shares under its stock repurchase programs.  The program expiring in July 2012 has been completed, and the program, expiring in December 2012 unless extended or otherwise completed, has a remaining authorization to repurchase approximately 260,000 shares.

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HBOS Reports Second Quarter 2012 Results

July 25, 2012

Second Quarter 2012 Results of Operations

The Company reported net income of $1.4 million or $0.17 per diluted share for the second quarter in 2012 compared with a net loss of $481,000 or $0.06 per diluted share for the second quarter in 2011.  However, the Company's results for the second quarters of 2012 and 2011 included special items that affect comparability.  Results for the second quarter of 2012 included net non-recurring expenses of $23,000, net of tax, while the results of the year-earlier quarter included net non-recurring expenses of $385,000, net of tax.  Excluding these special items, the Company's adjusted net income for the second quarter of 2012 was $1.4 million or $0.17 per diluted share compared with a net loss of $96,000 or $0.01 per diluted share for the second quarter of 2011 (see reconciliation of non-GAAP items).

The $1.8 million improvement in reported earnings was primarily the result of the following items:

•	Improved net interest income of $3.7 million due to growth in interest-earning assets and a reduction in the cost of interest-bearing deposits;
•
Increased noninterest income of $119,000, driven by improvements in mortgage banking fees of $314,000, bankcard services income of $157,000 and bargain purchase gains of $151,000, partially offset by reductions in the gain on sale of securities of $426,000 and in the accretion for the FDIC loss-share receivable of $138,000; offset by

•
Increased noninterest expense of $634,000, primarily due to higher salaries and employment benefits of $537,000 and increased equipment and occupancy expense of $279,000 and $152,000, respectively, driven by the acquisition-related hiring of an additional 24 full-time equivalent employees, as well as growth in most other noninterest expense categories, and offset in part by reduced acquisition-related expenses of $405,000;

•	Increased provision expense for non-FDIC-acquired loan losses of $50,000, driven by organic loan growth;
•	Increased provision expense for FDIC-acquired loan losses of $341,000, driven by the resolution of those assets, which did not increase the allowance for loan losses.

Net interest income for the second quarter of 2012 increased 58% to $10.1 million from $6.4 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing deposits.  The Company's net interest margin was 4.75% for the second quarter of 2012, an increase of 26 basis points over 4.49% on a linked-quarter basis and 139 basis points over 3.36% in the year-earlier period.  The improvement in the second quarter of 2012 net interest margin on a linked-quarter basis was driven by an increase in loan yields on the Company's FDIC-assisted loan portfolios, coupled with a decline in the cost of interest-bearing deposits as rates continue to reset to lower levels.

In the second quarter of 2012, the Company continued to achieve loan growth, with its loan portfolio increasing $40.7 million organically on a linked-quarter basis and advancing $74.3 million overall compared with the year-earlier quarter.  For the second quarter of 2012, the Company's loan portfolio, including loans acquired through FDIC-assisted acquisitions, totaled $605.0 million, which increased $42.4 million on a linked-quarter basis.  Total deposits stood at $860.3 million at the end of the second quarter of 2012, down 1% or $8.4 million on a linked-quarter basis from $868.7 million, primarily reflecting a planned runoff of time deposits.

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HBOS Reports Second Quarter 2012 Results

July 25, 2012

Accounting for FDIC-Assisted Loans

The Company performs ongoing assessments of the estimated cash flows of its acquired FDIC-assisted loan portfolios.  The fair value of the FDIC-assisted loan portfolios consisted of $87.4 million in covered and $15.2 million in non-covered loans at the end of the second quarter of 2012 compared with $95.5 million in covered and $17.4 million in non-covered loans at the end of the first quarter of 2012.  The principal balance of the FDIC-assisted loan portfolios totaled $188.0 million at the end of the second quarter of 2012 compared with $209.8 million as of the end of the first quarter of 2012.  The details of the accounting for the FDIC-assisted loan portfolios for the second quarter of 2012 are as follows:

•	Covered loans acquired in FDIC-assisted acquisitions decreased $8.1 million to $87.4 million;
•	Non-covered loans acquired in FDIC-assisted acquisitions decreased $2.2 million to $15.2 million;
•	The FDIC loss-share receivable associated with covered loans acquired in FDIC-assisted acquisitions decreased $6.6 million to $76.3 million;
•	The negative accretion for the FDIC loss-share receivable was $133,000;
•	Provision expense for loans acquired in FDIC-assisted acquisitions was $341,000;
•	The non-accretable discount decreased $17.6 million to $66.5 million; and
•	The accretable discount increased $6.1 million to $18.8 million.

For the second quarter of 2012, provision expense of $341,000 was recorded for loan charge-offs on loans acquired in FDIC-assisted acquisitions not provided for by the discount or reimbursement from the FDIC.  The provision expense for these loans did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with covered FDIC-assisted loans decreased $6.6 million from $82.9 million for the prior quarter to $76.3 million, primarily driven by reimbursements received from the FDIC of $5.1 million and negative accretion of $858,000 affecting the loss-share receivable asset that was associated with the improvement in expected cash flows of the loss-share performing portfolios.

The non-accretable discount decreased to $66.5 million at the end of the second quarter of 2012 from $84.1 million on a linked-quarter basis, primarily driven by the clearing of $9.4 million of discount in conjunction with the resolution of FDIC-assisted loans and transfers to accretable discount of $8.2 million.  The accretable discount increased to $18.8 million for the second quarter of 2012 from $12.7 million on a linked-quarter basis, primarily due to the transfer from the non-accretable discount as a result of the improvement in cash flows, partially offset by loan discount accretion of $2.1 million.

Asset Quality

Net charge-offs to average outstanding loans on an annualized basis, excluding loans acquired in FDIC-assisted acquisitions, were down to 0.23% for the second quarter of 2012 versus 0.26% for the second quarter of 2011.  Total nonperforming assets, excluding assets acquired in FDIC-assisted acquisitions, have significantly improved as a percentage of assets compared with the prior year and were $11.5 million or 1.08% of total assets for the second quarter of 2012 compared with $11.3 million or 1.17% of total assets for the same quarter in 2011.  Other real estate owned and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, totaled $1.5 million for the second quarter of 2012, down from $2.7 million for the same quarter in 2011.

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HBOS Reports Second Quarter 2012 Results

July 25, 2012

The provision for loan losses on non-FDIC-acquired loans increased to $750,000 for the second quarter of 2012 from $700,000 for the same quarter in 2011, primarily driven by organic loan growth.  For the second quarter in 2012, the allowance for loan losses represented 1.61% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 1.58% for the same quarter in 2011.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia, North Central Florida and Eastern Alabama through 22 full-service branch locations, 11 mortgage offices, and 3 investment offices.  As of June 30, 2012, the Company reported total assets of approximately $1.1 billion and total stockholders' equity of approximately $123 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2011 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports Second Quarter 2012 Results

July 25, 2012

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Total noninterest income	$3,679	$3,560	$6,462	$8,401
Bargain purchase gain	(34)	117	(34)	(2,217)
Adjusted noninterest income	$3,645	$3,677	$6,428	$6,184

Total noninterest expense	$10,674	$10,040	$21,475	$18,438
Acquisition-related expenses	(69)	(474)	(400)	(756)
Adjusted noninterest expense	$10,605	$9,566	$21,075	$17,682

Net income (loss) as reported	$1,360	$(481)	$2,331	$734
Bargain purchase gain and acquisition-related expenses, net of tax*	23	385	269	(833)
Adjusted net income (loss)	$1,383	$(96)	$2,600	$(99)

Diluted earnings (loss) per share	$0.17	$(0.06)	$0.29	$0.09
Bargain purchase gain and acquisition-related expenses, net of tax*	0.00	0.05	0.03	(0.10)
Adjusted diluted earnings (loss) per share	$0.17	$(0.01)	$0.32	$(0.01)

* The effective tax rate is used for the period presented to determine net of tax amounts.

Net Income (Loss) and Diluted Earnings (Loss) Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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HBOS Reports Second Quarter 2012 Results

July 25, 2012

HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Interest income	$12,077	$9,109	$23,736	$17,733
Interest expense	1,918	2,667	3,853	5,258
Net interest income	10,159	6,442	19,883	12,475
Provision for loan losses	750	700	1,150	1,300
Provision for loan losses – covered	338	–	338	–
Provision for loan losses – non covered	3	–	3	–
Net interest income after provision for loan losses	9,068	5,742	18,392	11,175
Noninterest income	3,679	3,560	6,463	8,401
Noninterest expense	10,674	10,040	21,475	18,438
Income (loss) before income taxes	2,073	(738)	3,380	1,138
Income tax expense (benefit)	713	(257)	1,049	404
Net income (loss)	$1,360	$(481)	$2,331	$734
Net income (loss) per share:
Basic	$0.17	$(0.06)	$0.29	$0.09
Diluted	$0.17	$(0.06)	$0.29	$0.09
Weighted average shares outstanding:
Basic	8,071,354	8,213,761	8,107,868	8,200,207
Diluted	8,072,935	8,215,090	8,109,356	8,201,633
Dividends declared per share	$0.04	$0.03	$0.08	$0.06

	June 30, 2012	Dec. 31, 2011	June 30, 2011
Total assets	$1,063,426	$1,089,852	$963,571
Cash and cash equivalents	22,499	34,521	15,225
Interest-bearing deposits in banks	32,153	43,101	100,309
Securities available for sale	227,984	259,017	186,867
Loans	605,001	560,620	500,725
Allowance for loan losses	8,099	7,494	6,585
Total deposits	860,268	884,187	763,673
Federal Home Loan Bank advances	35,000	35,000	35,000
Stockholders' equity	123,291	124,136	122,038

-END-

Heritage Financial Group, Inc.	Page 1 of 6
Second Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Income Statement Data
Interest income
Loans	$10,532	$7,564	$20,680	$14,709
Loans held for sale	204	46	387	54
Securities - taxable	1,016	1,221	1,995	2,428
Securities - nontaxable	295	211	593	422
Federal funds sold	4	16	18	29
Interest-bearing deposits in banks	26	51	63	91
Total interest income	12,077	9,109	23,736	17,733
Interest expense
Deposits	1,246	1,983	2,509	3,831
Other borrowings	672	684	1,344	1,427
Total interest expense	1,918	2,667	3,853	5,258
Net interest income	10,159	6,442	19,883	12,475
Provision for loan losses	750	700	1,150	1,300
Provision for loan losses - covered	338	-	338	-
Provision for loan losses - uncovered	3	-	3	-
Net interest income after provision for loan losses	9,068	5,742	18,392	11,175
Non-interest income
Service charges on deposit accounts	1,135	1,222	2,156	2,273
Bankcard services income	831	674	1,654	1,260
Other service charges, fees & commissions	73	69	158	144
Brokerage fees	462	406	908	760
Mortgage banking fees	938	624	1,627	892
Bank owned life insurance	211	149	351	294
Gain on sale of securities	27	453	70	453
Bargain purchase gain	34	(117)	34	2,217
Accretion of FDIC loss-share receivable	(133)	5	(630)	5
Other	101	75	135	103
Total non-interest income	3,679	3,560	6,463	8,401
Non-interest expense
Salaries and employee benefits	5,460	4,923	10,995	9,251
Equipment	707	428	1,374	779
Occupancy	688	536	1,344	981
Advertising & marketing	214	220	395	384
Legal & accounting	222	167	341	377
Consulting & other professional fees	118	198	237	377
Director fees & retirement	126	161	290	388
Telecommunications	288	204	520	349
Supplies	145	145	299	240
Data processing fees	875	615	1,696	1,133
(Gain) loss on sale and write-downs of other real estate owned	(141)	535	(148)	937
Gain on sale and write-downs of FDIC acquired other real estate	(249)	(45)	(75)	(45)
Foreclosed asset expenses	218	245	440	415
Foreclosed FDIC acquired asset expenses	466	-	628	-
FDIC insurance and other regulatory fees	265	354	509	647
Acquisition related expenses	69	474	400	757
Deposit Intangible expense	195	207	396	302
Other operating	1,008	673	1,834	1,166
Total non-interest expense	10,674	10,040	21,475	18,438
Income before taxes	2,073	(738)	3,380	1,138
Applicable income tax	713	(257)	1,049	404
Net income	$1,360	$(481)	$2,331	$734

Weighted average shares - basic	8,071,354	8,213,761	8,107,868	8,200,207
Weighted average shares - diluted	8,072,935	8,215,090	8,109,356	8,201,633

Basic earnings per share	$0.17	$(0.06)	$0.29	$0.09
Diluted earnings per share	0.17	(0.06)	0.29	0.09
Cash dividend declared per share	0.04	0.03	0.08	0.06

Heritage Financial Group, Inc.	Page 2 of 6
Second Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	June 30,
	2012	2011
Balance Sheet Data (Ending Balance)
Total loans	$605,001	$500,724
Loans held for sale	6,017	5,579
Covered loans	87,386	60,426
Allowance for loan losses	8,099	6,585
Total foreclosed assets	9,290	9,693
Covered other real estate owned	7,571	6,968
FDIC loss-share receivable	76,294	58,152
Intangible assets	4,621	4,388
Total assets	1,063,426	963,571
Non-interest-bearing deposits	87,815	73,382
Interest-bearing deposits	772,453	690,291
Federal Home Loan Bank advances	35,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	31,746	31,989
Stockholders' equity	123,291	122,038
Total shares outstanding	8,668,752	8,712,750

Unearned ESOP shares	412,487	465,673

Book value per share	$14.93	$14.80
Tangible book value per share (non-GAAP)	14.37	14.27
Market value per share	12.87	11.92

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Average Balance Sheet Data
Average interest-bearing deposits in banks	$21,897	$44,525	$29,872	$30,301
Average federal funds sold	6,038	20,447	14,211	21,955
Average investment securities	252,894	210,261	256,884	217,581
Average loans	583,366	501,929	571,880	479,613
Average mortgage loans held for sale	5,519	3,878	5,043	2,315
Average FDIC loss-share receivable	79,812	58,149	81,902	42,733
Average earning assets	869,393	777,162	877,569	751,467
Average assets	1,053,140	966,962	1,063,466	912,806
Average noninterest-bearing deposits	89,763	70,346	87,325	61,483
Average interest-bearing deposits	760,409	680,424	772,718	633,601
Average total deposits	850,172	750,770	860,043	695,084
Average federal funds purchased and securities sold under agreement to repurchase	32,043	31,664	32,926	31,617
Average Federal Home Loan Bank advances	35,000	54,143	35,000	57,917
Average interest-bearing liabilities	827,452	766,231	840,644	723,135
Average stockholders' equity	125,083	122,528	125,288	121,384

Performance Ratios
Annualized return on average assets	0.52%	-0.20%	0.44%	0.16%
Annualized return on average equity	4.35%	-1.57%	3.72%	1.21%
Net interest margin	4.75%	3.36%	4.60%	3.39%
Net interest spread	4.70%	3.34%	4.56%	3.33%
Efficiency ratio	77.14%	100.38%	81.51%	88.32%

Capital Ratios
Average stockholders' equity to average assets	11.9%	12.7%	11.8%	13.3%
Tangible equity to tangible assets (non-GAAP)	11.2%	12.3%	11.2%	12.3%
Tier 1 leverage ratio (1)	11.3%	12.1%	11.3%	12.1%
Tier 1 risk-based capital ratio (1)	19.6%	22.2%	19.6%	22.2%
Total risk-based capital ratio (1)	20.8%	23.4%	20.8%	23.4%

Other Information
Full-time equivalent employees	319	295	319	295
Number of full-service offices	22	21	22	21
Mortgage loan offices	11	10	11	10
Investment offices	3	2	3	2

(1)  June 30, 2012 consolidated ratios are estimated and may be subject to change pending the filing of the call report; all other periods are presented as filed.

Heritage Financial Group, Inc.	Page 3 of 6
Second Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison for the Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Income Statement Data
Interest income
Loans	$10,532	$10,147	$9,945	$8,774	$7,564
Loans held for sale	204	182	198	45	46
Securities - taxable	1,016	979	1,095	1,013	1,221
Securities - nontaxable	295	299	251	207	211
Federal funds sold	4	15	15	16	16
Interest-bearing deposits in banks	26	37	65	93	51
Total interest income	12,077	11,659	11,569	10,148	9,109
Interest expense
Deposits	1,246	1,263	1,671	2,048	1,983
Other borrowings	672	672	686	687	684
Total interest expense	1,918	1,935	2,357	2,735	2,667
Net interest income	10,159	9,724	9,212	7,413	6,442
Provision for loan losses	1,091	400	595	1,000	700
Net interest income after provision for loan losses	9,068	9,324	8,617	6,413	5,742
Non-interest income
Service charges on deposit accounts	1,135	1,020	1,237	1,267	1,222
Bankcard services income	831	824	691	684	674
Other service charges, fees & commissions	73	85	188	62	75
Brokerage fees	462	446	298	328	406
Mortgage banking fees	938	689	674	719	624
Bank owned life insurance	211	140	148	146	149
Life insurance proceeds	-	-	-	-	32
Gain on sale of securities	27	42	18	213	453
Bargain purchase gain	34	-	-	2,000	(117)
Accretion of FDIC loss-share receivable	(133)	(498)	(72)	448	5
Other	101	35	33	25	37
Total non-interest income	3,679	2,783	3,215	5,892	3,560
Non-interest expense
Salaries and employee benefits	5,460	5,536	5,758	5,384	4,923
Equipment	707	667	701	516	428
Occupancy	688	657	613	685	536
Advertising & marketing	214	180	233	167	220
Legal & accounting	222	119	93	118	167
Consulting & other professional fees	118	119	131	208	198
Director fees & retirement	126	165	151	160	161
Telecommunications	288	231	274	206	204
Supplies	145	154	151	156	145
Data processing fees	875	821	856	857	615
(Gain) loss on sale and write-downs of other real estate owned	(141)	(7)	(27)	(139)	535
Loss (gain) on sale and write-downs of FDIC acquired other real estate	(249)	174	(92)	(246)	(45)
Foreclosed asset expenses	218	221	22	216	244
Foreclosed FDIC acquired asset expenses	466	162	118	72	1
FDIC insurance and other regulatory fees	265	245	179	128	354
Acquisition related expenses	69	331	254	299	474
Deposit intangible expense	195	201	207	183	207
Other operating	1,008	825	906	809	673
Total non-interest expense	10,674	10,801	10,528	9,779	10,040
Income (loss) before taxes	2,073	1,306	1,304	2,526	(738)
Applicable income tax (benefit)	713	335	(91)	786	(257)
Net income (loss)	$1,360	$971	$1,395	$1,740	$(481)

Weighted average shares - basic	8,071,354	8,144,382	8,229,293	8,215,077	8,213,761
Weighted average shares - diluted	8,072,935	8,145,730	8,230,206	8,216,472	8,215,090

Basic earnings (loss) per share	$0.17	$0.12	$0.17	$0.21	$(0.05)
Diluted earnings (loss) per share	0.17	0.12	0.17	0.21	(0.05)
Cash dividend declared per share	0.04	0.04	0.03	0.03	0.03

Heritage Financial Group, Inc.	Page 4 of 6
Second Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Balance Sheet Data (at period end)
Total loans	$605,001	$562,495	$560,620	$560,940	$500,724
Loans held for sale	6,017	4,731	7,471	5,538	5,579
Covered loans	87,386	95,493	107,457	116,206	60,426
Allowance for loan losses	8,099	7,629	7,494	6,936	6,585
Total foreclosed assets	9,290	12,117	13,441	12,355	9,693
Covered other real estate owned	7,571	8,445	10,084	10,514	6,968
FDIC loss-share receivable	76,294	82,925	83,901	87,757	58,152
Intangible assets	4,621	4,647	4,848	5,056	4,388
Total assets	1,063,426	1,075,510	1,089,852	1,102,504	963,571
Non-interest-bearing deposits	87,815	88,582	78,823	84,716	73,382
Interest-bearing deposits	772,453	780,161	805,364	815,387	690,291
Federal home loan bank advances	35,000	35,000	35,000	35,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	31,746	37,227	35,049	36,118	31,989
Stockholders' equity	123,291	125,067	124,136	123,638	122,038

Total shares outstanding	8,668,752	8,668,752	8,712,031	8,712,140	8,712,750
Unearned ESOP shares	412,487	425,813	439,138	452,348	465,673

Book value per share	$14.93	$15.17	$15.01	$14.97	$14.80
Tangible book value per share (non-GAAP)	14.37	14.61	14.42	14.36	14.26
Market value per share	12.87	11.82	11.80	10.36	11.92

	Five Quarter Comparison
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Average Balance Sheet Data
Average interest-bearing deposits in banks	$21,897	$37,999	$56,025	$102,769	$44,525
Average federal funds sold	6,038	22,363	22,805	26,889	20,447
Average investment securities	252,894	257,863	240,101	201,762	210,261
Average loans	583,366	560,385	559,556	533,487	501,929
Average mortgage loans held for sale	5,519	4,550	7,599	4,336	3,878
Average FDIC Loss-Share Receivable	79,812	84,017	86,544	71,942	58,149
Average earning assets	869,393	883,160	878,487	864,907	777,162
Average assets	1,053,140	1,074,260	1,085,490	1,040,575	966,962
Average noninterest-bearing deposits	89,763	84,920	80,376	76,940	70,346
Average interest-bearing deposits	760,409	784,944	801,246	761,344	680,424
Average total deposits	850,172	869,864	881,622	838,284	750,770
Average federal funds purchased and securities sold under agreement to repurchase	32,043	33,822	36,621	33,678	31,664
Average Federal Home Loan Bank advances	35,000	35,000	35,000	35,000	54,143
Average interest-bearing liabilities	827,452	853,766	872,867	830,022	766,231
Average stockholders' equity	125,083	125,503	124,257	123,844	122,528

Performance Ratios
Annualized return on average assets	0.52%	0.36%	0.51%	0.67%	-0.20%
Annualized return on average equity	4.35%	3.09%	4.49%	5.62%	-1.57%
Net interest margin	4.75%	4.49%	4.19%	3.44%	3.36%
Net interest spread	4.70%	4.46%	4.17%	3.38%	3.34%
Efficiency ratio	77.14%	86.36%	85.01%	73.50%	100.38%

Capital Ratios
Average stockholders' equity to average assets	11.9%	11.7%	11.4%	11.9%	12.7%
Tangible equity to tangible assets (non-GAAP)	11.2%	11.2%	11.0%	10.8%	12.3%
Tier 1 leverage ratio	11.3%	11.4%	11.2%	11.3%	12.1%
Tier 1 risk-based capital ratio	19.6%	21.0%	21.2%	21.2%	22.2%
Total risk-based capital ratio	20.8%	22.2%	22.4%	22.4%	23.4%

Other Information
Full-time equivalent employees	319	324	327	313	295
Number of full-service offices	22	21	22	23	21
Mortgage loan offices	11	11	11	11	10
Investment offices	3	3	3	3	2

Heritage Financial Group, Inc.	Page 5 of 6
Second Quarter 2012 Earnings Release Supplement
(Dollars in thousands)

	Three Months Ended
	June 30,
	2012	2011
Loans by Type
Construction and land loans	$31,134	$26,688
Farmland loans	18,121	13,276
Permanent 1 - 4	148,162	131,596
Permanent 1 - 4 - junior liens and revolving	25,289	26,140
Multifamily	19,639	12,755
Nonresidential	177,307	131,027
Commercial business loans	58,589	50,997
Consumer and other loans	24,172	23,592
	502,413	416,071
Loans acquired through FDIC-assisted acquisitions:
Non covered loans	15,202	24,227
Covered loans	87,386	60,427
	605,001	500,725

OREO	1,519	2,659

OREO assets acquired through FDIC-assisted acquisitions:
Non Covered	200	556
Covered	7,571	-
	9,290	3,215

Asset Quality Data (excluding assets acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.61%	1.58%
Allowance for loan losses to average loans	1.70%	1.48%
Allowance for loan losses to non-performing loans	81.27%	76.68%
Accruing past due loans	$3,215	$727
Nonaccrual loans	9,965	8,589
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	9,965	8,589
OREO and repossessed assets	1,519	2,725
Total non-performing assets	11,484	11,314
Non-performing loans to total loans	1.98%	2.06%
Non-performing assets to total assets	1.08%	1.17%
QTD Net charge-offs to average loans (annualized)	0.23%	0.26%
Net charge-offs QTD	$279	$253

Heritage Financial Group, Inc.	Page 6 of 6
First Quarter 2012 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Quarter Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Loans by Type
Construction and land loans	$31,134	$24,375	$26,804	$28,115	$26,688
Farmland loans	18,121	17,150	17,921	18,272	13,276
Permanent 1 - 4	148,162	132,172	129,745	134,269	131,596
Permanent 1 - 4 - junior liens and revolving	25,289	25,220	26,154	26,071	26,140
Multifamily	19,639	18,577	15,797	13,754	12,755
Nonresidential	177,307	150,492	138,970	129,730	131,027
Commercial business loans	58,589	59,697	55,179	47,854	50,997
Consumer and other loans	24,172	21,935	23,872	21,955	23,592
	502,413	449,618	434,442	420,020	416,071

Loans acquired through FDIC-assisted acquisitions:
Non covered loans	15,202	17,384	18,721	24,713	24,227
Covered loans	87,386	95,493	107,457	116,206	60,427
	605,001	562,495	560,620	560,939	500,725

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.61%	1.70%	1.72%	1.65%	1.58%
Allowance for loan losses to average loans	1.70%	1.35%	1.32%	1.29%	1.48%
Allowance for loan losses to non-performing loans	81.27%	71.42%	106.40%	86.76%	76.67%
Accruing past due loans	$3,215	$452	$371	$1,487	$727
Nonaccrual loans	9,965	10,681	7,043	7,994	8,589
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	9,965	10,681	7,043	7,994	8,589
OREO and repossessed assets	1,519	2,992	3,356	1,841	2,725
Total non-performing assets	11,484	13,673	10,399	9,835	11,314
Non-performing loans to total loans	1.98%	2.38%	1.62%	1.90%	1.72%
Non-performing assets to total assets	1.08%	1.75%	0.95%	0.89%	1.17%
Net charge-offs to average loans (annualized)	0.23%	0.24%	0.04%	0.73%	0.26%
Net charge-offs	$279	$265	$37	$650	$253

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.
Loans acquired through FDIC-assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009, the acquisition of Citizens Bank of Effingham in February 2011 and First Southern National Bank in August 2011.  The acquisition of The Tattnall Bank did not involve a loss-share agreement with the FDIC.  The acquisition of Citizens Bank of Effingham involved a loss-share agreement in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.